EX-23.1

                                CONSENT OF ACCOUNTANTS

                                   Smith & Company
            A Professional Corporation of Certified Public Accountants

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
GameZnFlix, Inc.

We hereby consent to the use of our report dated April 12, 2004 included in the annual report of this company on Form 10-KSB for the year ended December 31, 2003 in this Registration Statement on Form SB-2, and to all references to our firm included in this Registration Statement.

/s/ Smith & Company
Smith & Company
Salt Lake City, Utah
June 8, 2004